EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-58396, 33-67218, 33-58797, 33-56721, 333-45402
and 333-59722) of Stanley Furniture Company, Inc. of our report dated February 13 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP



Greensboro, North Carolina
February 20, 2004